Senior Housing Properties Trust Third Quarter 2016 Supplemental Operating and Financial Data Morningside of Pekin 61 Living Units Pekin, IL All amounts in this report are unaudited.

Senior Housing Properties Trust Supplemental Operating and Financial Data, September 30, 2016 T A B L E O F C O N T E N T S TABLE OF CONTENTS PAGE CORPORATE INFORMATION 6 Company Profile 7 Investor Information 8 Research Coverage 9 FINANCIALS 10 Key Financial Data 11 Condensed Consolidated Balance Sheets 12 Condensed Consolidated Statements of Income 13 Condensed Consolidated Statements of Income (Additional Data) 14 Condensed Consolidated Statements of Cash Flows 15 Debt Summary 16 Debt Maturity Schedule 17 Leverage Ratios, Coverage Ratios and Public Debt Covenants 18 Summary of Capital Expenditures 19 Property Acquisitions / Dispositions Information Since January 1, 2016 20 Calculation and Reconciliation of Net Operating Income (NOI) and Cash Basis NOI 21 Consolidated and Same Property Net Operating Income (NOI) and Cash Basis NOI 22 Calculation and Reconciliation of Net Operating Income (NOI), Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment for the Three Months Ended September 30, 2016 and 2015 23 Calculation and Reconciliation of Net Operating Income (NOI), Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment for the Nine Months Ended September 30, 2016 and 2015 24 Calculation and Reconciliation of EBITDA and Adjusted EBITDA 25 Calculation and Reconciliation of Funds from Operations (FFO) and Normalized FFO 26 Definitions of Certain Non-GAAP Financial Measures 27 PORTFOLIO INFORMATION 28 Portfolio Summary by Property Mix and Geographic Diversification 29 Portfolio Summary by Property Type and Tenant 30 Occupancy by Property Type and Tenant 31 Rent Coverage by Tenant (Triple Net Leased Senior Living Communities and Wellness Centers) 32 Triple Net Leased Senior Living Communities Segment and Same Property – Results of Operations 33 Managed Senior Living Communities Segment and Same Property – Results of Operations 34 MOB Portfolio Segment and Same Property - Results of Operations 35 MOB Leasing Summary 36 Tenants Representing 1% or More of Total Rent 37 Portfolio Lease Expiration Schedule 38 2

WARNING CONCERNING FORWARD LOOKING STATEMENTS

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE", "WILL", "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

- OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS,
- OUR ABILITY TO RETAIN OUR EXISTING TENANTS, ATTRACT NEW TENANTS AND MAINTAIN OR INCREASE CURRENT RENTAL RATES,
- THE CREDIT QUALITIES OF OUR TENANTS,
- OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY,
- OUR ACQUISITIONS AND SALES OF PROPERTIES,
- OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND THE AMOUNT OF SUCH DISTRIBUTIONS,
- OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL,
- THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY,
- OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT,
- OUR ABILITY TO APPROPRIATELY BALANCE OUR DEBT AND EQUITY CAPITAL,
- OUR CREDIT RATINGS,
- OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF THE RMR GROUP INC., OR RMR INC.,
- OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF AFFILIATES INSURANCE COMPANY, OR AIC, AND OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC,
- OUR QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST, OR REIT,
- OUR BELIEF THAT THE AGING U.S. POPULATION WILL INCREASE THE DEMAND FOR EXISTING SENIOR LIVING COMMUNITIES,
- OUR BELIEF THAT FIVE STAR QUALITY CARE, INC., OR FIVE STAR, OUR FORMER SUBSIDIARY, WHICH IS OUR LARGEST TENANT AND WHICH MANAGES CERTAIN OF OUR SENIOR LIVING COMMUNITIES FOR OUR ACCOUNT, HAS ADEQUATE FINANCIAL RESOURCES AND LIQUIDITY AND THE ABILITY TO MEET ITS OBLIGATIONS TO US AND TO MANAGE OUR SENIOR LIVING COMMUNITIES SUCCESSFULLY, AND
- OTHER MATTERS.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016
3

Senior Housing Properties Trust Supplemental Operating and Financial Data, September 30, 2016W ARNING CONCERNING FO R W ARD LOOKING S T A T EMENTS (continued ) 4 • • • • • • • • • • CHANGES IN REGULATIONS AFFECTING FIVE STAR'S OPERATIONS, • CHANGES IN THE ECONOMY OR GOVERNMENTAL POLICIES WHICH REDUCE THE DEMAND FOR THE SERVICES FIVE STAR OFFERS, • INCREASES IN INSURANCE AND TORT LIABILITY COSTS, • INEFFECTIVE INTEGRATION OF NEWLY ACQUIRED, LEASED OR MANAGED SENIOR LIVING COMMUNITIES, AND • INSUFFICIENT ACCESS TO CAPITAL AND FINANCING. • • • • • • • • COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS, THE IMPACT OF THE PATIENT PROTECTION AND AFFORDABLE CARE ACT, AS AMENDED BY THE HEALTH CARE AND EDUCATION RECONCILIATION ACT, OR COLLECTIVELY, THE ACA, AND OTHER EXISTING OR PROPOSED LEGISLATION OR REGULATIONS ON US, ON OUR TENANTS AND MANAGERS AND ON THEIR ABILITY TO PAY OUR RENTS AND RETURNS, OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS, THE CAPITAL COSTS WE INCUR TO LEASE AND OPERATE OUR PROPERTIES AND OUR WORKING CAPITAL REQUIREMENTS. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED, RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE, CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND ANY PENDING ACQUISITIONS AND/OR SALES AND ANY RELATED LEASES OR MANAGEMENT AGREEMENTS MAY NOT OCCUR, MAY BE DELAYED, OR THE TERMS OF SUCH TRANSACTIONS MAY CHANGE, OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND ARRANGE FOR THEIR PROFITABLE OPERATION OR LEASE THEM FOR RENTS, LESS PROPERTY OPERATING EXPENSES, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING, MANAGEMENT CONTRACTS OR LEASE TERMS FOR NEW PROPERTIES, LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES, COMPETITION WITHIN THE HEALTHCARE AND REAL ESTATE INDUSTRIES, AND ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL. CHANGES IN MEDICARE AND MEDICAID PAYMENTS, INCLUDING THOSE THAT MAY RESULT FROM THE ACA AND OTHER EXISTING OR PROPOSED LEGISLATION OR REGULATIONS, WHICH COULD RESULT IN REDUCED RATES OR A FAILURE OF SUCH RATES TO COVER FIVE STAR'S COSTS, FOR EXAMPLE: WE MAY ENTER INTO ADDITIONAL LEASES OR MANAGEMENT ARRANGEMENTS WITH FIVE STAR FOR ADDITIONAL SENIOR LIVING COMMUNITIES THAT WE OWN OR MAY ACQUIRE IN THE FUTURE OR OTHER TRANSACTIONS WITH FIVE STAR. HOWEVER, WE CANNOT BE SURE THAT WE AND FIVE STAR WILL ENTER INTO ANY ADDITIONAL LEASES, MANAGEMENT ARRANGEMENTS OR OTHER TRANSACTIONS, OUR OTHER TENANTS MAY EXPERIENCE LOSSES AND BECOME UNABLE TO PAY OUR RENTS, SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO LOCATE NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, IF FIVE STAR'S OPERATIONS REMAIN UNPROFITABLE, FIVE STAR MAY BECOME UNABLE TO PAY OUR RENTS AND WE MAY NOT RECEIVE OUR EXPECTED RETURN ON OUR INVESTED CAPITAL OR ADDITIONAL AMOUNTS FROM OUR SENIOR LIVING COMMUNITIES THAT ARE MANAGED BY FIVE STAR, FIVE STAR IS OUR LARGEST TENANT AND MANAGES CERTAIN OF OUR SENIOR LIVING COMMUNITIES FOR OUR ACCOUNT AND IT MAY EXPERIENCE FINANCIAL DIFFICULTIES AS A RESULT OF A NUMBER OF FACTORS, INCLUDING BUT NOT LIMITED TO: THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS AND MANAGERS, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, FIVE STAR, THE RMR GROUP LLC, OR RMR LLC, RMR INC., AIC, D&R YONKERS LLC, AND OTHERS AFFILIATED WITH THEM, OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, OR FFO, NORMALIZED FUNDS FROM OPERATIONS, OR NORMALIZED FFO, NET OPERATING INCOME, OR NOI, CASH BASIS NOI, EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, OR EBITDA, EBITDA AS ADJUSTED, OR ADJUSTED EBITDA, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

Senior Housing Properties Trust Supplemental Operating and Financial Data, September 30, 2016W ARNING CONCERNING FO R W ARD LOOKING S T A T EMENTS (continued ) 5 • • • • • • • • • • • • FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2016, APPROXIMATELY 97% OF OUR NOI WAS GENERATED FROM PROPERTIES WHERE A MAJORITY OF THE REVENUES ARE DERIVED FROM OUR TENANTS’ AND RESIDENTS’ PRIVATE RESOURCES. THIS MAY IMPLY THAT WE WILL MAINTAIN OR INCREASE THE PERCENTAGE OF OUR NOI GENERATED FROM PRIVATE RESOURCES AT OUR SENIOR LIVING COMMUNITIES. HOWEVER, OUR RESIDENTS AND PATIENTS MAY BECOME UNABLE TO FUND OUR CHARGES WITH PRIVATE RESOURCES IN THE FUTURE AND WE MAY BE REQUIRED OR MAY ELECT FOR BUSINESS REASONS TO ACCEPT OR PURSUE REVENUES FROM GOVERNMENT SOURCES, WHICH COULD RESULT IN AN INCREASED PART OF OUR NOI AND REVENUE BEING GENERATED FROM GOVERNMENT PAYMENTS AND OUR BECOMING MORE DEPENDENT ON GOVERNMENT PAYMENTS, WE MAY NOT BE ABLE TO SELL OUR ASSETS CLASSIFIED AS HELD FOR SALE ON TERMS ACCEPTABLE TO US OR OTHERWISE, WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING FIVE STAR, RMR LLC, RMR INC., AIC, D&R YONKERS LLC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE, OUR SENIOR LIVING COMMUNITIES ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION, LICENSURE AND OVERSIGHT. WE SOMETIMES EXPERIENCE DEFICIENCIES IN THE OPERATION OF OUR SENIOR LIVING COMMUNITIES AND SOME OF OUR COMMUNITIES MAY BE PROHIBITED FROM ADMITTING NEW RESIDENTS OR OUR LICENSE TO CONTINUE OPERATIONS AT A COMMUNITY MAY BE REVOKED. ALSO, OPERATING DEFICIENCIES OR A LICENSE REVOCATION AT ONE OR MORE OF OUR SENIOR LIVING COMMUNITIES MAY HAVE AN ADVERSE IMPACT ON OUR ABILITY TO OBTAIN LICENSES FOR OR ATTRACT RESIDENTS TO OUR OTHER COMMUNITIES, AND THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS MAY BE INCREASED TO UP TO $2.6 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR, WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS. HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, IN RECENT YEARS ECONOMIC INDICATORS REFLECT AN IMPROVING HOUSING MARKET AND MANY OF THE SERVICES OUR SENIOR LIVING COMMUNITY TENANTS AND MANAGERS PROVIDE ARE NEEDS DRIVEN. THESE FACTORS MAY IMPLY THAT ECONOMIC CONDITIONS WILL IMPROVE AND THAT THOSE TENANTS’ AND MANAGERS’ AND OUR REVENUES AND PROFITABILITY WILL IMPROVE. HOWEVER, WE CANNOT BE SURE THAT GENERAL ECONOMIC CONDITIONS WILL IMPROVE, THAT THERE EXISTS ANY PENT UP DEMAND FOR THOSE SERVICES OR THAT, EVEN IF THERE IS SUCH DEMAND, THAT OUR TENANTS AND MANAGERS WOULD BE SUCCESSFUL IN ATTRACTING SUCH DEMAND, OR THAT OUR TENANTS’ OR MANAGERS' OR OUR REVENUES AND PROFITS WILL IMPROVE. FURTHER, SOME ECONOMIC INDICATORS INDICATE DECLINING ECONOMIC ACTIVITY, WHICH COULD BE HARMFUL TO OUR TENANTS’, MANAGERS’ AND OUR BUSINESSES AND CAUSE THEM OR US TO EXPERIENCE LOSSES, EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS. CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CUSTOMARY CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY, ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE CREDIT FACILITIES WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH SUCH FACILITIES, CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS NEW LEGISLATION OR REGULATIONS AFFECTING OUR BUSINESS OR THE BUSINESSES OF OUR TENANTS OR MANAGERS, CHANGES IN OUR TENANTS' OR MANAGERS' REVENUES OR COSTS, CHANGES IN OUR TENANTS' OR MANAGERS' FINANCIAL CONDITIONS, DEFICIENCIES IN OPERATIONS BY THE TENANTS OR MANAGERS OF OUR SENIOR LIVING COMMUNITIES, CHANGED MEDICARE AND MEDICAID RATES, ACTS OF TERRORISM, NATURAL DISASTERS OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY. THE BUSINESS MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS. HOWEVER, THOSE AGREEMENTS INCLUDE TERMS WHICH PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS OR FOR SHORTER TERMS. THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR REVOLVING CREDIT FACILITY AND TERM LOANS AND THE FACILITY FEE PAYABLE ON OUR REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS. FUTURE CHANGES IN OUR CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES WE PAY TO INCREASE, WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE,

CORPORATE INFORMATION 6 Baylor Medical Center Tenant: North Garland Surgery Center 44,731 Sq. Ft. North Garland, TX

Senior Housing Properties Trust Supplemental Operating and Financial Data, September 30, 2016 C O M P A N Y P R O F I L E 7 The Company: Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634 (t) (617) 796-8350 (f) (617) 796-8349 Management: Stock Exchange Listing: Nasdaq Trading Symbols: Common Shares: SNH 5.625% Senior Notes due 2042: SNHNI 6.250% Senior Notes due 2046: SNHNL Senior Unsecured Debt Ratings: Moody's: Baa3 Standard & Poor's: BBB- COMPANY PROFILE SNH is managed by The RMR Group LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to four publicly owned real estate investment trusts, or REITs, and three real estate related operating businesses. In addition to managing SNH, RMR manages Hospitality Properties Trust, a REIT that owns hotels and travel centers, Select Income REIT, a REIT that is focused on owning and investing in net leased, single tenant properties, and Government Properties Income Trust, a REIT that primarily owns properties leased to the U.S. and state governments. RMR also provides management services to TravelCenters of America LLC, a publicly traded operator of travel centers along the U.S. Interstate Highway System, convenience stores and restaurants, Five Star Quality Care, Inc., a publicly traded operator of senior living communities (including some of the senior living communities that SNH owns), and Sonesta International Hotels Corporation, a privately owned franchisor and operator of hotels and cruise ships. RMR also manages publicly traded securities of real estate companies and private commercial real estate debt funds through wholly owned SEC registered investment advisory subsidiaries. As of September 30, 2016, RMR had $23.8 billion of real estate assets under management and the combined RMR managed companies had approximately $11.0 billion of annual revenues, over 1,350 properties and more than 52,000 employees. We believe that being managed by RMR is a competitive advantage for SNH because of RMR’s depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services. Senior Housing Properties Trust, or SNH, we, our or us, is a real estate investment trust, or REIT, which owns independent and assisted living communities, continuing care retirement communities, skilled nursing facilities, or SNFs, wellness centers, and properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, located throughout the U.S. We are included in a number of stock indices, including the S&P 400 MidCap Index, Russell 1000® Index, the MSCI US REIT Index, FTSE EPRA/NAREIT United States Index and the S&P REIT Composite Index.

INVESTOR INFORMATION

INVESTOR INFORMATION

Board of Trustees

John L. Harrington
Independent Trustee

Lisa Harris Jones
Independent Trustee

Jeffrey P. Somers
Lead Independent Trustee

Adam D. Portnoy
Managing Trustee

Barry M. Portnoy
Managing Trustee

Senior Management

David J. Hegarty
President & Chief Operating Officer

Richard W. Siedel, Jr.
Chief Financial Officer & Treasurer

Contact Information

Investor Relations
Senior Housing Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 796-8350
(f) (617) 796-8349
(email) info@snhreit.com
(website) www.snhreit.com

Inquiries
Financial inquiries should be directed to Richard W. Siedel, Jr. Chief Financial Officer & Treasurer, at (617) 796-8223, or rsiedel@snhreit.com.

Investor and media inquiries should be directed to Brad Shepherd, Director, Investor Relations, at (617) 796-8234, or bshepherd@snhreit.com.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016
8

RESEARCH COVERAGE

RESEARCH COVERAGE

Equity Research Coverage

Bank of America / Merrill Lynch
Juan Sanabria
(646) 855-1589
juan.sanabria@baml.com

Jefferies & Company
Omotayo Okusanya
(212) 336-7076
tokusanya@jefferies.com

JMP Securities
Peter Martin
(415) 835-8904
pmartin@jmpsecurities.com

Morgan Stanley
Vikram Malhotra
(212) 761-7064
vikram.malhotra@morganstanley.com

Raymond James
Jonathan Hughes
(727) 567-2438
jonathan.hughes@raymondjames.com

RBC Capital Markets
Michael Carroll
(440) 715-2649
michael.carroll@rbccm.com

UBS
Nick Yulico
(212) 713-3402
nick.yulico@ubs.com

Wells Fargo Securities
Todd Stender
(212) 214-8067
todd.stender@wellsfargo.com

Rating Agencies

Moody's Investors Service
Lori Marks
(212) 553-1098
lori.marks@moodys.com

Standard & Poor's
Michael Souers
(212) 438-2508
michael.souers@standardandpoors.com

SNH is followed by the equity research analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SNH's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SNH or its management. SNH does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016
9

FINANCIALS 10 Premier Residences of Plantation 272 Living Units Plantation, FL

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(amounts in thousands, except per share data)

	As of and For the Three Months Ended				
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Selected Balance Sheet Data:					
Total gross assets [1]	$ 8,510,876	$ 8,501,876	$ 8,347,701	$ 8,307,630	$ 8,429,231
Total assets	$ 7,230,098	$ 7,265,767	$ 7,154,151	$ 7,160,090	$ 7,327,797
Total liabilities	$ 3,991,130	$ 3,980,199	$ 3,831,407	$ 3,800,330	$ 3,822,256
Total shareholders' equity	$ 3,238,968	$ 3,285,568	$ 3,322,744	$ 3,359,760	$ 3,505,541
Selected Income Statement Data:					
Total revenues [2]	$ 263,983	$ 261,367	$ 258,375	$ 267,519	$ 255,275
Net income	$ 27,903	$ 39,233	$ 31,272	$ 9,544	$ 38,249
NOI [3]	$ 160,636	$ 163,893	$ 160,426	$ 166,253	$ 158,348
Adjusted EBITDA [4][5]	$ 150,157	$ 153,661	$ 150,222	$ 159,042	$ 148,304
FFO [6]	$ 104,825	$ 111,505	$ 109,885	$ 81,385	$ 108,167
Normalized FFO [5][6]	$ 105,733	$ 111,685	$ 110,330	$ 120,584	$ 108,930
Per Share Data:					
Net income (basic and diluted)	$ 0.12	$ 0.17	$ 0.13	$ 0.04	$ 0.16
FFO (basic and diluted) [6]	$ 0.44	$ 0.47	$ 0.46	$ 0.34	$ 0.46
Normalized FFO (basic and diluted) [5][6]	$ 0.45	$ 0.47	$ 0.46	$ 0.51	$ 0.46
Dividends:					
Annualized dividends paid per share [7]	$ 1.56	$ 1.56	$ 1.56	$ 1.56	$ 1.56
Annualized dividend yield (at end of period) [7]	6.9%	7.5%	8.7%	10.5%	9.6%
Normalized FFO payout ratio (basic and diluted) [5][6][8]	87.6%	83.0%	84.8%	76.5%	84.8%

(1) Total gross assets is total assets plus accumulated depreciation.

(2) In the fourth quarter of 2015, we recognized $10.1 million of percentage rent for the year ended December 31, 2015.

(3) See page 21 for the calculation of NOI and a reconciliation of that amount to net income determined in accordance with GAAP.

(4) See page 25 for the calculation of earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA as adjusted, or Adjusted EBITDA, and a reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to these amounts.

(5) Effective as of the quarter ended June 30, 2016, we changed our calculations of Adjusted EBITDA and normalized funds from operations, or Normalized FFO, to no longer include adjustments for estimated percentage rent. Historically, when calculating Adjusted EBITDA and Normalized FFO, we estimated an amount of percentage rental income for each of the first three quarters of the year and then, in the fourth quarter, excluded the amounts that had been included in the first three quarters. In calculating net income in accordance with GAAP, we recognize percentage rental income for the full year in the fourth quarter, which is when all contingencies are met and the income is earned. Adjusted EBITDA and Normalized FFO for historical periods have been restated to be comparable with the current period calculation.

(6) See page 26 for the calculation of funds from operations, or FFO, and Normalized FFO and a reconciliation of net income determined in accordance with GAAP to these amounts.

(7) The amounts stated reflect the regular quarterly dividend rates per share annualized and exclude a $0.13 per common share non-cash distribution of RMR common stock to our shareholders on December 14, 2015. On October 11, 2016, we declared a quarterly dividend of $0.39 per share ($1.56 per year) which we expect to pay on or about November 17, 2016 to holders of record on October 21, 2016.

(8) Dividend amounts reflect the amounts paid during the period. The dividend amount for the period ended December 31, 2015 excludes a $0.13 per common share non-cash distribution of RMR common stock to our shareholders on December 14, 2015.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016

11

CONDENSED CONSOLIDATED BALANCE SHEETS

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	As of September 30, 2016	As of December 31, 2015
ASSETS		
Real estate properties:		
Land	$ 798,343	$ 781,426
Buildings and improvements	6,869,576	6,675,514
	7,667,919	7,456,940
Accumulated depreciation	(1,280,778)	(1,147,540)
	6,387,141	6,309,400
Cash and cash equivalents	40,773	37,656
Restricted cash	6,325	6,155
Acquired real estate leases and other intangible assets, net	532,205	604,286
Other assets, net	263,654	202,593
Total assets	$ 7,230,098	$ 7,160,090
LIABILITIES AND SHAREHOLDERS' EQUITY		
Unsecured revolving credit facility	$ 215,000	$ 775,000
Unsecured term loans, net	546,869	546,305
Senior unsecured notes, net	1,722,032	1,478,536
Secured debt and capital leases, net	1,168,827	679,295
Accrued interest	33,130	16,974
Assumed real estate lease obligations, net	109,164	115,363
Other liabilities	196,108	188,857
Total liabilities	3,991,130	3,800,330
Commitments and contingencies		
Shareholders' equity:		
Common shares of beneficial interest, $.01 par value: 300,000,000 shares authorized, 237,546,042 and 237,471,559 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	2,375	2,375
Additional paid in capital	4,533,492	4,531,703
Cumulative net income	1,576,000	1,477,590
Cumulative other comprehensive income (loss)	24,318	(32,537)
Cumulative distributions	(2,897,217)	(2,619,371)
Total shareholders' equity	3,238,968	3,359,760
Total liabilities and shareholders' equity	$ 7,230,098	$ 7,160,090

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016

12

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2015	For the Nine Months Ended September 30, 2016	For the Nine Months Ended September 30, 2015
Revenues:				
Rental income	$ 165,503	$ 158,863	$ 490,922	$ 460,193
Residents fees and services	98,480	96,412	292,803	271,061
Total revenues	263,983	255,275	783,725	731,254
Expenses:				
Property operating expenses	103,347	96,927	298,776	276,313
Depreciation and amortization	72,344	70,016	214,938	186,234
General and administrative	12,107	10,316	34,931	32,563
Acquisition and certain other transaction related costs	824	742	1,443	6,517
Impairment of assets	4,578	(98)	16,930	(98)
Total expenses	193,200	177,903	567,018	501,529
Operating income	70,783	77,372	216,707	229,725
Dividend income	659	—	1,449	—
Interest and other income	89	57	330	274
Interest expense	(43,438)	(38,989)	(123,837)	(112,838)
Loss on early extinguishment of debt	(84)	(21)	(90)	(1,469)
Income from continuing operations before income tax expense and equity in earnings (losses) of an investee	28,009	38,419	94,559	115,692
Income tax expense	(119)	(146)	(318)	(385)
Equity in earnings (losses) of an investee	13	(24)	107	70
Income from continuing operations	27,903	38,249	94,348	115,377
Discontinued operations:				
Loss from discontinued operations	—	—	—	(350)
Impairment of assets from discontinued operations	—	—	—	(602)
Income before gain on sale of properties	27,903	38,249	94,348	114,425
Gain on sale of properties	—	—	4,061	—
Net income	$ 27,903	$ 38,249	$ 98,409	$ 114,425
Weighted average common shares outstanding (basic)	237,347	237,263	237,329	231,454
Weighted average common shares outstanding (diluted)	237,396	237,293	237,369	231,486
Basic and diluted income from continuing operations per common share	$ 0.12	$ 0.16	$ 0.41	$ 0.50
Basic and diluted loss from discontinued operations per common share	—	—	—	(0.01)
Basic and diluted net income per common share	$ 0.12	$ 0.16	$ 0.41	$ 0.49

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016
13

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (ADDITIONAL DATA)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (ADDITIONAL DATA)

(amounts in thousands)

	For the Three Months Ended September 30, 2016	For the Three Months Ended September 30, 2015	For the Nine Months Ended September 30, 2016	For the Nine Months Ended September 30, 2015
Additional Data:				
General and administrative expenses / total revenues	4.6%	4.0%	4.5%	4.5%
General and administrative expenses / total assets (at end of period)	0.2%	0.1%	0.5%	0.4%
Non-cash stock based compensation	$ 867	$ 239	$ 2,134	$ 2,648
Non-cash lease termination fees included in rental income	$ -	$ 244	$ 42	$ 512
Continuing Operations:				
Straight line rent included in rental income [1]	$ 4,292	$ 5,040	$ 13,598	$ 13,739
Lease value amortization included in rental income [1]	$ 1,236	$ 1,084	$ 3,795	$ 3,461
Amortization of deferred financing fees and debt premiums / discounts	$ 1,489	$ 1,345	$ 4,272	$ 4,541
Non-cash amortization included in property operating expenses [2]	$ 199	$ 204	$ 597	$ 204
Non-cash amortization included in general and administrative expenses [2]	$ 744	$ 756	$ 2,231	$ 999

(1) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(2) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fees and property management fees, which are included in general and administrative expenses and property operating expenses, respectively.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016

14

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	For the Nine Months Ended September 30, 2016	For the Nine Months Ended September 30, 2015
Cash flows from operating activities:		
Net income	$ 98,409	$ 114,425
Adjustments to reconcile net income to cash provided by operating activities:		
Depreciation and amortization	214,938	186,234
Net amortization of debt discounts, premiums and deferred financing fees	4,272	4,541
Straight line rental income	(13,598)	(13,739)
Amortization of acquired real estate leases and other intangible assets	(3,795)	(3,461)
Loss on early extinguishment of debt	90	1,469
Impairment of assets	16,930	504
Gain on sale of properties	(4,061)	—
Gain on sale of investments	—	(71)
Other non-cash adjustments	(2,828)	(1,714)
Equity in earnings of an investee	(107)	(70)
Change in assets and liabilities:		
Restricted cash	(170)	2,365
Other assets	2,990	(9,561)
Accrued interest	16,156	13,616
Other liabilities	13,170	26,303
Cash provided by operating activities	342,396	320,841
Cash flows from investing activities:		
Real estate acquisitions and deposits	(188,523)	(1,132,760)
Real estate improvements	(72,455)	(55,983)
Investment in The RMR Group Inc.	—	(16,588)
Proceeds from sale of properties	29,179	2,755
Proceeds from sale of investments	—	6,571
Cash used for investing activities	(231,799)	(1,196,005)
Cash flows from financing activities:		
Proceeds from issuance of common shares, net	—	659,496
Proceeds from issuance of senior unsecured notes	250,000	—
Proceeds from unsecured term loans	—	200,000
Proceeds from borrowings on revolving credit facility	505,000	1,308,000
Proceeds from issuance of secured debt	620,000	—
Repayments of borrowings on revolving credit facility	(1,065,000)	(920,243)
Repayment of other debt	(127,202)	(70,087)
Loss on early extinguishment of debt settled in cash	—	(1,448)
Payment of debt issuance costs	(12,016)	(2,758)
Repurchase of common shares	(416)	(212)
Distributions to shareholders	(277,846)	(263,770)
Cash (used for) provided by financing activities	(107,480)	908,978
Increase in cash and cash equivalents:	3,117	33,814
Cash and cash equivalents at beginning of period	37,656	27,594
Cash and cash equivalents at end of period	$ 40,773	$ 61,408
Supplemental cash flows information:		
Interest paid	$ 103,409	$ 94,681
Income taxes paid	363	477
Non-cash investing activities:		
Investment funded by issuance of common shares	—	(44,461)
Acquisitions funded by assumed debt	—	(181,432)
Non-cash financing activities:		
Assumption of mortgage notes payable	—	181,432
Issuance of common shares	—	47,691

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016
15

DEBT SUMMARY

DEBT SUMMARY

(dollars in thousands)
As of September 30, 2016

	Coupon Rate	Interest Rate [1]	Principal Balance [2]	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Debt:						
Unsecured Floating Rate Debt						
Unsecured revolving credit facility (LIBOR + 130 b.p.) [3]	1.750%	1.750%	$ 215,000	1/15/2018	$ 215,000	1.3
Unsecured term loan (LIBOR + 140 b.p.) [4]	1.920%	1.920%	350,000	1/15/2020	350,000	3.3
Unsecured term loan (LIBOR + 180 b.p.) [5]	2.320%	2.320%	200,000	9/28/2022	200,000	6.0
Weighted average rate / total unsecured floating rate debt	**1.977%**	**1.977%**	**$ 765,000**		**$ 765,000**	**3.4**
Unsecured Fixed Rate Debt						
Senior notes due 2019	3.250%	3.250%	400,000	5/1/2019	400,000	2.6
Senior notes due 2020	6.750%	6.750%	200,000	4/15/2020	200,000	3.5
Senior notes due 2021	6.750%	6.750%	300,000	12/15/2021	300,000	5.2
Senior notes due 2024	4.750%	4.750%	250,000	5/1/2024	250,000	7.6
Senior notes due 2042	5.625%	5.625%	350,000	8/1/2042	350,000	25.9
Senior notes due 2046	6.250%	6.250%	250,000	2/1/2046	250,000	29.4
Weighted average rate / total unsecured fixed rate debt	**5.368%**	**5.368%**	**$ 1,750,000**		**$ 1,750,000**	**12.3**
Weighted average rate / total unsecured debt	**4.336%**	**4.336%**	**$ 2,515,000**		**$ 2,515,000**	**9.6**
Secured Debt:						
Secured Fixed Rate Debt						
Mortgage - secured by 1 property [6]	5.860%	3.070%	5,446	3/11/2017	5,401	0.4
Mortgages - secured by 8 properties [7]	6.540%	6.540%	42,645	5/1/2017	42,334	0.6
Mortgage - secured by 1 property	6.150%	4.180%	10,707	8/1/2017	10,578	0.8
Mortgage - secured by 1 property	6.730%	4.730%	8,754	4/1/2018	8,328	1.5
Mortgages - secured by 1 property	6.310%	4.450%	12,825	10/1/2018	12,352	2.0
Mortgages - secured by 1 property	6.240%	4.550%	12,111	10/1/2018	11,697	2.0
Mortgage - secured by 10 properties	4.470%	4.350%	70,490	10/5/2018	66,196	2.0
Mortgage - secured by 1 property	4.690%	4.280%	6,598	1/1/2019	6,271	2.3
Mortgage - secured by 4 properties	3.790%	4.270%	44,684	7/1/2019	42,184	2.8
Mortgage - secured by 17 properties	6.710%	6.710%	280,718	9/1/2019	266,704	2.9
Mortgage - secured by 1 property	7.490%	7.490%	3,254	1/1/2022	62	5.3
Mortgage - secured by 1 property	6.280%	5.170%	14,434	7/1/2022	10,744	5.8
Mortgage - secured by 1 property	4.850%	3.790%	11,643	10/1/2022	10,479	6.0
Capital leases - 2 properties	7.700%	7.700%	11,643	4/30/2026	-	9.6
Mortgages - secured by 1 property	3.530%	3.530%	620,000	8/1/2026	620,000	9.8
Mortgage - secured by 1 property	6.250%	6.250%	3,164	2/1/2033	26	16.4
Mortgage - secured by 1 property	5.950%	5.950%	8,925	9/1/2038	1,211	21.9
Mortgage - secured by 1 property	4.375%	4.375%	4,449	9/1/2043	23	26.9
Weighted average rate / total secured fixed rate debt	**4.719%**	**4.620%**	**$ 1,172,490**		**$ 1,114,590**	**6.8**
Weighted average rate / total debt	**4.458%**	**4.427%**	**$ 3,687,490**		**$ 3,629,590**	**8.7**

(1) Includes the effect of mark to market accounting for certain assumed mortgages and premiums and discounts on certain mortgages and unsecured notes. Excludes effects of offering and transaction costs.
(2) The principal balances are the amounts actually payable pursuant to contracts. In accordance with GAAP, our carrying values and recorded interest expense may be different because of market conditions at the time we assumed certain of these debts.
(3) Represents amount outstanding under our revolving credit facility. Subject to our payment of an extension fee and meeting other conditions, we have an option to extend the stated maturity date of our revolving credit facility by an additional year to January 15, 2019. Interest rate is as of September 30, 2016 and excludes the 30 basis points facility fee.
(4) Represents amount outstanding under our $350,000 term loan. This term loan is prepayable without penalty at any time.
(5) Represents amount outstanding under our $200,000 term loan. This term loan is prepayable without penalty after September 29, 2017.
(6) In October 2016, we gave notice of our intention to prepay, at par plus accrued interest, this mortgage note; we expect to make this prepayment in December 2016.
(7) In October 2016, we prepaid this mortgage debt.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016
16

DEBT MATURITY SCHEDULE

DEBT MATURITY SCHEDULE

(dollars in thousands)
As of September 30, 2016

Year	Unsecured Floating Rate Debt	% of Total	Unsecured Fixed Rate Debt	% of Total	Secured Fixed Rate Debt (1)	% of Total	Total	% of Total
2016	$ -		$ -		$ 3,178		$ 3,178	
2017	-		-		69,838 (2)		69,838	
2018	215,000 (3)				109,768		324,768	
2019	-		400,000		320,919		720,919	
2020	350,000 (4)		200,000		3,080		553,080	
2021	-		300,000		3,327		303,327	
2022	200,000 (4)		-		23,467		223,467	
2023	-		-		1,968		1,968	
2024	-		250,000		2,141		252,141	
Thereafter	-		600,000		634,804		1,234,804	
Principal balance	$ 765,000		$ 1,750,000		$ 1,172,490		$ 3,687,490	
Unamortized debt issuance costs, premiums and discounts	(3,131)		(27,968)		(3,663)		(34,762)	
Total debt	$ 761,869	20.9%	$ 1,722,032	47.1%	$ 1,168,827	32.0%	$ 3,652,728	100.0%

(1) Includes $11,643 of capital lease obligations due in April 2026.

(2) In October 2016, we prepaid approximately $42,542 of secured fixed rate debt that would have matured in May 2017. Also in October 2016, we gave notice of our intention to prepay, at par plus accrued interest, one secured fixed rate mortgage note which has a maturity date in March 2017 and an outstanding principal balance of $5,428; we expect to make this prepayment in December 2016.

(3) Represents amounts outstanding under our revolving credit facility. We have a $1,000,000 revolving credit facility which has a maturity date of January 15, 2018, interest payable on borrowings of LIBOR plus 130 basis points and a facility fee of 30 basis points. Subject to our payment of an extension fee and meeting other conditions, we have an option to extend the stated maturity date of our revolving credit facility by an additional year to January 15, 2019.

(4) Represents the outstanding balance under each of our two term loans. We have a $350,000 term loan with a maturity date of January 15, 2020 and interest rate on the amount outstanding of LIBOR plus 140 basis points. This term loan is prepayable without penalty at any time. We also have a $200,000 term loan with a maturity date of September 28, 2022 and interest rate on the amount outstanding of LIBOR plus 180 basis points. This term loan is prepayable without penalty after September 29, 2017.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016

17

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended				
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Leverage Ratios:					
Total debt (book value) (1) / total gross assets (2)	42.9%	43.1%	41.9%	41.9%	41.2%
Total debt (book value) (1) / gross book value of real estate assets (3)	44.6%	44.8%	43.7%	43.6%	43.7%
Total debt (book value) (1) / total market capitalization (4)	40.4%	42.6%	45.2%	49.7%	47.5%
Secured debt (book value) (1) / total assets	16.2%	8.9%	9.4%	9.5%	10.0%
Variable rate debt (book value) (1) / total debt (book value) (1)	20.9%	35.4%	31.7%	38.0%	29.2%
Coverage Ratios:					
Adjusted EBITDA (5) / interest expense	3.5x	3.7x	3.9x	4.0x	3.9x
Total debt (book value) (1) / annualized Adjusted EBITDA (5)	6.1x	6.0x	5.7x	5.7x	5.8x
Public Debt Covenants:					
Total debt / adjusted total assets (6) - allowable maximum 60.0%	43.9%	44.2%	43.2%	42.4%	41.7%
Secured debt / adjusted total assets (6) - allowable maximum 40.0%	13.9%	7.8%	8.2%	8.3%	8.8%
Consolidated income available for debt service (7) / debt service - required minimum 1.50x	3.75x	3.94x	3.81x	4.07x	3.86x
Total unencumbered assets (6) / unsecured debt - required minimum 150.0%	252.8%	237.5%	245.7%	251.5%	252.1%

(1) Debt amounts are net of certain unamortized premiums, discounts and certain issuance costs.
(2) Total gross assets is total assets plus accumulated depreciation.
(3) Gross book value of real estate assets is real estate properties at cost, before depreciation and purchase price allocations, less impairment writedowns, if any. Excludes properties classified as held for sale.
(4) Total market capitalization is total debt plus the market value of our common shares at the end of each period.
(5) See page 25 for the calculation of Adjusted EBITDA and a reconciliation of net income determined in accordance with GAAP to that amount.
(6) Adjusted total assets and total unencumbered assets include original cost of real estate assets before depreciation, but after impairment write downs, and exclude accounts receivable and intangible assets.
(7) Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, loss on asset impairment and gains and losses on sales of assets and early extinguishment of debt, determined together with debt service on a pro forma basis for the four consecutive fiscal quarters most recently ended.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016
18

SUMMARY OF CAPITAL EXPENDITURES

SUMMARY OF CAPITAL EXPENDITURES

(dollars and sq. ft. in thousands, except per sq. ft. and unit data)

	For the Three Months Ended				
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
MOB tenant improvements [1]	$ 2,652	$ 1,743	$ 389	$ 3,808	$ 2,568
MOB leasing costs [2]	1,220	965	857	2,620	1,046
MOB building improvements [3]	3,816	4,759	1,977	4,424	2,263
Managed senior living communities capital improvements	4,542	2,628	3,620	3,158	3,054
Recurring capital expenditures	12,230	10,095	6,843	14,010	8,931
Development, redevelopment and other activities [4]	7,362	10,847	6,459	6,192	5,278
Total capital expenditures[5]	$ 19,592	$ 20,942	$ 13,302	$ 20,202	$ 14,209
MOB avg. sq. ft. during period	11,506	11,527	11,380	11,315	11,315
Managed senior living communities avg. units during period	8,716	8,585	8,571	8,596	8,585
MOB building improvements per avg. sq. ft. during period	$ 0.33	$ 0.41	$ 0.17	$ 0.39	$ 0.20
Managed senior living communities capital improvements per avg. unit during period	$ 521	$ 306	$ 422	$ 367	$ 356

(1) MOB tenant improvements generally include capital expenditures to improve tenants' space or amounts paid directly to tenants to improve their space.

(2) MOB leasing costs generally include leasing related costs, such as brokerage commissions and other tenant inducements.

(3) MOB building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets.

(4) Development, redevelopment and other activities generally include (i) capital expenditures that are identified at the time of a property acquisition and incurred within a short period after acquiring the property and (ii) capital expenditure projects that reposition a property or result in new sources of revenue.

(5) During the three and nine months ended September 30, 2016, we invested $5.3 million and $21.4 million, respectively, in revenue producing capital improvements at certain of our triple net leased senior living communities, and as a result, annual rent payable to us will increase by approximately $0.4 million and $1.7 million, respectively, pursuant to the terms of certain of our leases. These capital improvement amounts are not included in the table above.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016
19

PROPERTY ACQUISITIONS / DISPOSITIONS INFORMATION SINCE JANUARY 1, 2016

PROPERTY ACQUISITIONS / DISPOSITIONS INFORMATION SINCE JANUARY 1, 2016

(dollars and sq. ft. in thousands, except per sq. ft. and unit data)

Triple Net Leased Senior Living Acquisitions:

Date Acquired	Location	Type of Property	Number of Properties	Number of Buildings	Units	Purchase Price (1)	Purchase Price Per Unit	Initial Lease / Cap Rate (2)	Weighted Average Remaining Lease Term (3)	Tenant
6/29/2016	4 States	Assisted Living	7	7	545	$ 112,350	$ 206	7.5%	12.5	Five Star
	Total / Weighted Average: Triple Net Leased Senior Living Acquisitions		7	7	545	$ 112,350	$ 206	7.5%	12.5	

Managed Senior Living Acquisitions:

Date Acquired	Location	Type of Property	Number of Properties	Number of Buildings	Units	Purchase Price (1)	Purchase Price Per Unit	Initial Lease / Cap Rate (2)	Tenant
5/1/2016	Acworth, GA	Assisted Living	1	1	38	$ 8,400	$ 221	8.2%	Our TRS
	Total / Weighted Average: Managed Senior Living Acquisitions		1	1	38	$ 8,400	$ 221	8.2%	

MOB Acquisitions:

Date Acquired	Location	Number of Properties	Number of Buildings	Sq. Ft.	Purchase Price (2)	Purchase Price per Sq. Ft.	Cap Rate (2)	Weighted Average Remaining Lease Term (3)	Occupancy (4)	Major Tenant
2/10/2016	Golden Valley, MN	1	3	128	$ 22,700	$ 177	8.3%	6.5	99.0%	North Memorial Health Care
5/4/2016	Alachua, FL	1	1	166	45,000	271	15.9%	15.0	100.0%	Nanotherapeutics, Inc.
10/6/2016	Mason, OH	1	1	96	18,500	193	8.2%	14.1	100.0%	AtriCure, Inc.
	Total / Weighted Average: MOB Acquisitions	3	5	390	$ 86,200	$ 221	12.2%	12.6		

Dispositions:

Date Sold	Location	Type of Property	Number of Properties	Number of Buildings	Sale Price (5)
3/22/2016	Fort Washington, PA	Land Parcel	–	–	$ 700
6/6/2016	Canonsburg, PA	Skilled Nursing Facility	1	1	9,100
7/15/2016	Oklahoma City, OK	MOB	4	4	20,150
9/29/2016	Pewaukee, WI	Skilled Nursing Facility	1	1	248
	Total Dispositions		6	6	$ 30,198

(1) Represents the purchase price, including assumed debt, if any, and excludes acquisition costs, amounts necessary to adjust assumed liabilities to their fair values and purchase price allocations to intangibles.
(2) Represents the ratio of the estimated GAAP-based annual rental income, excluding the impact of above and below market lease amortization, less estimated annual property operating expenses, if any, and excluding depreciation and amortization expense, to the purchase price on the date of acquisition, including the principal amount of any assumed debt and excluding acquisition costs.
(3) Weighted average remaining lease term based on rental income at the time of acquisition.
(4) Occupancy based on leasable square feet as of acquisition date.
(5) Represents the gross contract sale price plus purchase price adjustments, if any, and excludes closing costs.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016
20

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI (1)

(amounts in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Calculation of NOI and Cash Basis NOI:							
Revenues:							
Rental income	$ 165,503	$ 163,997	$ 161,421	$ 170,706	$ 158,863	$ 490,922	$ 460,193
Residents fees and services	98,480	97,370	96,954	96,813	96,412	292,803	271,061
Total revenues	263,983	261,367	258,375	267,519	255,275	783,725	731,254
Property operating expenses	(103,347)	(97,474)	(97,949)	(101,266)	(96,927)	(298,776)	(276,313)
Property net operating income (NOI):	160,636	163,893	160,426	166,253	158,348	484,949	454,941
Non-cash straight line rent adjustments	(4,292)	(4,745)	(4,561)	(4,300)	(5,040)	(13,598)	(13,739)
Lease value amortization	(1,236)	(1,303)	(1,254)	(599)	(1,084)	(3,795)	(3,461)
Lease termination fee amortization	-	-	(42)	(127)	(244)	(42)	(512)
Non-cash amortization included in property operating expenses (2)	(199)	(199)	(199)	(199)	(204)	(597)	(204)
Cash Basis NOI	$ 154,909	$ 157,646	$ 154,370	$ 161,028	$ 151,776	$ 466,917	$ 437,025
Reconciliation of Cash Basis NOI to Net Income:							
Cash Basis NOI	$ 154,909	$ 157,646	$ 154,370	$ 161,028	$ 151,776	$ 466,917	$ 437,025
Non-cash straight line rent adjustments	4,292	4,745	4,561	4,300	5,040	13,598	13,739
Lease value amortization	1,236	1,303	1,254	599	1,084	3,795	3,461
Lease termination fee amortization	-	-	42	127	244	42	512
Non-cash amortization included in property operating expenses (2)	199	199	199	199	204	597	204
Property NOI	160,636	163,893	160,426	166,253	158,348	484,949	454,941
Depreciation and amortization expense	(72,344)	(71,372)	(71,223)	(71,549)	(70,016)	(214,938)	(186,234)
General and administrative expense	(12,107)	(11,965)	(10,863)	(10,266)	(10,316)	(34,931)	(32,563)
Acquisition and certain other transaction related costs	(824)	(180)	(439)	(337)	(742)	(1,443)	(6,517)
Impairment of assets	(4,578)	(4,961)	(7,390)	(292)	98	(16,930)	98
Operating income	70,783	75,415	70,511	83,809	77,372	216,707	229,725
Dividend income	659	789	-	2,773	-	1,449	-
Interest and other income	89	177	64	106	57	330	274
Interest expense	(43,438)	(41,118)	(39,280)	(38,043)	(38,989)	(123,837)	(112,838)
Loss on distribution to common shareholders of RMR common stock (3)	-	-	-	(38,437)	-	-	-
Loss on early extinguishment of debt	(84)	-	(6)	(425)	(21)	(90)	(1,469)
Income before income tax expense and equity in earnings (loss) of an investee	28,009	35,263	31,289	9,783	38,419	94,559	115,692
Income tax expense	(119)	(108)	(94)	(189)	(146)	(318)	(385)
Equity in earnings (loss) of an investee	13	17	77	(50)	(24)	107	70
Income from continuing operations	27,903	35,172	31,272	9,544	38,249	94,348	115,377
Discontinued operations							
Loss from discontinued operations	-	-	-	-	-	-	(350)
Impairment of assets from discontinued operations	-	-	-	-	-	-	(602)
Income before gain on sale of properties	27,903	35,172	31,272	9,544	38,249	94,348	114,425
Gain on sale of properties	-	4,061	-	-	-	4,061	-
Net income	$ 27,903	$ 39,233	$ 31,272	$ 9,544	$ 38,249	$ 98,409	$ 114,425

(1) See Definitions of Certain Non-GAAP Measures on page 27 for a definition of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

(3) Amount represents a non-cash loss recorded as a result of the closing price of RMR common stock being lower than our carrying amount per share on the day we distributed RMR common stock to our shareholders.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016
21

CONSOLIDATED AND SAME PROPERTY NET OPERATING INCOME (NOI) AND CASH BASIS NOI

CONSOLIDATED NET OPERATING INCOME (NOI) AND CASH BASIS NOI [1]

(dollars in thousands)

	As of and For the Three Months Ended			As of and For the Nine Months Ended		
	9/30/2016	9/30/2015	% Change	9/30/2016	9/30/2015	% Change
NOI:						
Triple Net Leased Senior Living Communities [2]	$ 66,473	$ 64,222	3.5%	$ 197,436	$ 180,820	9.2%
Managed Senior Living Communities [3]	23,717	24,429	(2.9%)	74,221	66,883	11.0%
MOB Portfolio [4]	65,867	65,128	1.1%	199,603	193,529	3.1%
Non-Segment [5]	4,579	4,569	0.2%	13,689	13,709	(0.1%)
Total	$ 160,636	$ 158,348	1.4%	$ 484,949	$ 454,941	6.6%
Cash Basis NOI:						
Triple Net Leased Senior Living Communities [2]	$ 65,608	$ 62,849	4.4%	$ 194,252	$ 178,145	9.0%
Managed Senior Living Communities [3]	23,717	24,429	(2.9%)	74,221	66,883	11.0%
MOB Portfolio [4]	61,197	60,122	1.8%	185,333	178,868	3.6%
Non-Segment [5]	4,387	4,376	0.3%	13,111	13,131	(0.2%)
Total	$ 154,909	$ 151,776	2.1%	$ 466,917	$ 437,027	6.8%

SAME PROPERTY NOI AND CASH BASIS NOI [1]

(dollars in thousands)

	As of and For the Three Months Ended [6]			As of and For the Nine Months Ended [7]		
	9/30/2016	9/30/2015	% Change	9/30/2016	9/30/2015	% Change
NOI:						
Triple Net Leased Senior Living Communities [2]	$ 64,038	$ 63,241	1.3%	$ 167,054	$ 165,068	1.2%
Managed Senior Living Communities [3]	24,034	24,741	(2.9%)	62,649	61,009	2.7%
MOB Portfolio [4]	63,721	64,135	(0.6%)	168,538	167,348	0.7%
Non-Segment [5]	4,579	4,569	0.2%	13,689	13,709	(0.1%)
Total	$ 156,372	$ 156,686	(0.2%)	$ 411,930	$ 407,134	1.2%
Cash Basis NOI:						
Triple Net Leased Senior Living Communities [2]	$ 63,090	$ 61,902	1.9%	$ 166,779	$ 164,320	1.5%
Managed Senior Living Communities [3]	24,034	24,741	(2.9%)	62,649	61,009	2.7%
MOB Portfolio [4]	59,371	59,257	0.2%	156,825	155,018	1.2%
Non-Segment [5]	4,387	4,376	0.3%	13,111	13,131	(0.2%)
Total	$ 150,882	$ 150,276	0.4%	$ 399,364	$ 393,478	1.5%

(1) See page 21 for the calculation of NOI and a reconciliation of that amount to net income determined in accordance with GAAP, and pages 23-24 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.
(2) Includes triple net senior living communities that provide short term and long term residential care and dining services for residents.
(3) Includes managed senior living communities that provide short term and long term residential care and dining services for residents.
(4) Includes properties leased to MOBs.
(5) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.
(6) Consists of properties owned continuously since July 1, 2015 and excludes properties classified as held for sale.
(7) Consists of properties owned continuously since January 1, 2015 and excludes properties classified as held for sale.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016
22

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI), CASH BASIS NOI, SAME PROPERTY NOI AND SAME PROPERTY CASH BASIS NOI BY SEGMENT FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI), CASH BASIS NOI, SAME PROPERTY NOI AND SAME PROPERTY CASH BASIS NOI BY SEGMENT [(1)]

(dollars in thousands)

For the Three Months Ended September 30, 2016	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment [(2)]	Total
Calculation of NOI and Cash Basis NOI:					
Rental income / residents fees and services	$ 66,520	$ 98,480	$ 94,404	$ 4,579	$ 263,983
Property operating expenses	(47)	(74,763)	(28,537)	-	(103,347)
Property net operating income (NOI)	$ 66,473	$ 23,717	$ 65,867	$ 4,579	$ 160,636
NOI change	3.5%	(2.9%)	1.1%	0.2%	1.4%
Property NOI	$ 66,473	$ 23,717	$ 65,867	$ 4,579	$ 160,636
Less:					
Non-cash straight line rent adjustments	865	-	3,290	137	4,292
Lease value amortization	-	-	1,181	55	1,236
Lease termination fee amortization	-	-	-	-	-
Non-cash amortization included in property operating expenses [(3)]	-	-	199	-	199
Cash Basis NOI	$ 65,608	$ 23,717	$ 61,197	$ 4,387	$ 154,909
Cash Basis NOI change	4.4%	(2.9%)	1.8%	0.3%	2.1%
Reconciliation of NOI to Same Property NOI:					
Property NOI	$ 66,473	$ 23,717	$ 65,867	$ 4,579	$ 160,636
Less:					
NOI not included in same property	2,435	(317)	2,146	-	4,264
Same property NOI [(4)]	$ 64,038	$ 24,034	$ 63,721	$ 4,579	$ 156,372
Same property NOI change	1.3%	(2.9%)	(0.6%)	0.2%	(0.2%)
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:					
Same property NOI [(4)]	$ 64,038	$ 24,034	$ 63,721	$ 4,579	$ 156,372
Less:					
Non-cash straight line rent adjustments	948	-	3,033	137	4,118
Lease value amortization	-	-	1,118	55	1,173
Lease termination fee amortization	-	-	-	-	-
Non-cash amortization included in property operating expenses [(3)]	-	-	199	-	199
Same property cash basis NOI [(4)]	$ 63,090	$ 24,034	$ 59,371	$ 4,387	$ 150,882
Same property cash basis NOI change	1.9%	(2.9%)	0.2%	0.3%	0.4%

For the Three Months Ended September 30, 2015	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment [(2)]	Total
Calculation of NOI and Cash Basis NOI:					
Rental income / residents fees and services	$ 64,222	$ 96,412	$ 90,072	$ 4,569	$ 255,275
Property operating expenses	-	(71,983)	(24,944)	-	(96,927)
Property net operating income (NOI)	$ 64,222	$ 24,429	$ 65,128	$ 4,569	$ 158,348
NOI change					
Property NOI	$ 64,222	$ 24,429	$ 65,128	$ 4,569	$ 158,348
Less:					
Non-cash straight line rent adjustments	1,373	-	3,530	138	5,041
Lease value amortization	-	-	1,029	55	1,084
Lease termination fee amortization	-	-	244	-	244
Non-cash amortization included in property operating expenses [(3)]	-	-	203	-	203
Cash Basis NOI	$ 62,849	$ 24,429	$ 60,122	$ 4,376	$ 151,776
Cash Basis NOI change					
Reconciliation of NOI to Same Property NOI:					
Property NOI	$ 64,222	$ 24,429	$ 65,128	$ 4,569	$ 158,348
Less:					
NOI not included in same property	981	(312)	993	-	1,662
Same property NOI [(4)]	$ 63,241	$ 24,741	$ 64,135	$ 4,569	$ 156,686
Same property NOI change					
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:					
Same property NOI [(4)]	$ 63,241	$ 24,741	$ 64,135	$ 4,569	$ 156,686
Less:					
Non-cash straight line rent adjustments	1,339	-	3,594	138	5,071
Lease value amortization	-	-	968	55	1,023
Lease termination fee amortization	-	-	117	-	117
Non-cash amortization included in property operating expenses [(3)]	-	-	199	-	199
Same property cash basis NOI [(4)]	$ 61,902	$ 24,741	$ 59,257	$ 4,376	$ 150,276
Same property cash basis NOI change					

(1) See page 21 for the calculation of NOI and a reconciliation of that amount to net income determined in accordance with GAAP, and Definitions of Certain Non-GAAP Financial Measures on page 27 for a definition of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

(4) Consists of properties owned continuously since July 1, 2015 and excludes properties classified as held for sale.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016

23

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI), CASH BASIS NOI, SAME PROPERTY NOI AND SAME PROPERTY CASH BASIS NOI BY SEGMENT FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI), CASH BASIS NOI, SAME PROPERTY NOI AND SAME PROPERTY CASH BASIS NOI BY SEGMENT [(1)]

(dollars in thousands)

	For the Nine Months Ended September 30, 2016					For the Nine Months Ended September 30, 2015				
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOB	Non-Segment [(2)]	Total	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment [(2)]	Total
Rental income / residents fees and services	$ 198,269	$ 292,803	$ 278,964	$ 13,689	$ 783,725	$ 180,820	$ 271,061	$ 265,664	$ 13,709	$ 731,254
Property operating expenses	(833)	(218,582)	(79,361)	-	(298,776)	-	(204,178)	(72,135)	-	(276,313)
Property net operating income (NOI)	$ 197,436	$ 74,221	$ 199,603	$ 13,689	$ 484,949	$ 180,820	$ 66,883	$ 193,529	$ 13,709	$ 454,941
NOI change	9.2%	11.0%	3.1%	(0.1%)	6.6%					
Property NOI	$ 197,436	$ 74,221	$ 199,603	$ 13,689	$ 484,949	$ 180,820	$ 66,883	$ 193,529	$ 13,709	$ 454,941
Less:										
Non-cash straight line rent adjustments	3,184	-	10,002	412	13,598	2,675	-	10,651	412	13,738
Lease value amortization	-	-	3,629	166	3,795	-	-	3,296	166	3,462
Lease termination fee amortization	-	-	42	-	42	-	-	512	-	512
Non-cash amortization included in property operating expenses [(3)]	-	-	597	-	597	-	-	203	-	203
Cash Basis NOI	$ 194,252	$ 74,221	$ 185,333	$ 13,111	$ 466,917	$ 178,145	$ 66,883	$ 178,867	$ 13,131	$ 437,026
Cash Basis NOI change	9.0%	11.0%	3.6%	(0.2%)	6.8%					
Reconciliation of NOI to Same Property NOI:										
Property NOI	$ 197,436	$ 74,221	$ 199,603	$ 13,689	$ 484,949	$ 180,820	$ 66,883	$ 193,529	$ 13,709	$ 454,941
Less:										
NOI not included in same property	30,382	11,572	31,065	-	73,019	15,752	5,874	26,181	-	47,807
Same property NOI [(4)]	$ 167,054	$ 62,649	$ 168,538	$ 13,689	$ 411,930	$ 165,068	$ 61,009	$ 167,348	$ 13,709	$ 407,134
Same property NOI change	1.2%	2.7%	0.7%	(0.1%)	1.2%					
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:										
Same property NOI [(4)]	$ 167,054	$ 62,649	$ 168,538	$ 13,689	$ 411,930	$ 165,068	$ 61,009	$ 167,348	$ 13,709	$ 407,134
Less:										
Non-cash straight line rent adjustments	275	-	7,855	412	8,542	748	-	8,867	412	10,027
Lease value amortization	-	-	3,339	166	3,505	-	-	3,134	166	3,300
Lease termination fee amortization	-	-	-	-	-	-	-	153	-	153
Non-cash amortization included in property operating expenses [(3)]	-	-	519	-	519	-	-	176	-	176
Same property cash basis NOI [(4)]	$ 166,779	$ 62,649	$ 156,825	$ 13,111	$ 399,364	$ 164,320	$ 61,009	$ 155,018	$ 13,131	$ 393,478
Same property cash basis NOI change	1.5%	2.7%	1.2%	(0.2%)	1.5%					

(1) See page 21 for the calculation of NOI and a reconciliation of that amount to net income determined in accordance with GAAP, and Definitions of Certain Non-GAAP Financial Measures on page 27 for a definition of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

(4) Consists of properties owned continuously since January 1, 2015 and excludes properties classified as held for sale.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016

24

Senior Housing Properties Trust Supplemental Operating and Financial Data, September 30, 2016 C A L C U L A T I O N A N D R E C O N C I L I A T I O N O F E B I T D A A N D A D J U S T E D E B I T D A 25 9/30/2016 6/30/2016 3/31/2016 12/31/2015 9/30/2015 9/30/2016 9/30/2015 Net income 27,903$ 39,233$ 31,272$ 9,544$ 38,249$ 98,409$ 114,425$ Interest expense 43,438 41,118 39,280 38,043 38,989 123,837 112,838 Income tax expense 119 108 94 189 146 318 385 Depreciation and amortization expense from continuing operations 72,344 71,372 71,223 71,549 70,016 214,938 186,234 EBITDA 143,804 151,831 141,869 119,325 147,400 437,502 413,882 General and administrative expense paid in common shares (3) 867 750 518 226 239 2,134 2,648 Acquisition and certain other transaction related costs 824 180 439 337 742 1,443 6,517 Impairment of assets from continuing operations 4,578 4,961 7,390 292 (98) 16,930 (98) Loss on distribution to common shareholders of RMR common stock (4) - - - 38,437 - - - Loss on early extinguishment of debt from continuing operations 84 - 6 425 21 90 1,469 Gain on sale of properties - (4,061) - - - (4,061) - Impairment of assets from discontinued operations - - - - - - 602 Adjusted EBITDA 150,157$ 153,661$ 150,222$ 159,042$ 148,304$ 454,038$ 425,020$ (1) (2) (3) (4) Amount represents a non-cash loss recorded as a result of the closing price of RMR common stock being lower than our carrying amount per share on the day we distributed RMR common stock to our shareholders. (amounts in thousands) For the Three Months Ended For the Nine Months Ended CALCULATION AND RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (1) (2) Amounts represent the portion of business management fees that were payable in our common shares as well as equity compensation awarded to our trustees, officers and certain other employees of The RMR Group LLC. Beginning June 1, 2015, all business management fees are paid in cash. See Definitions of Certain Non-GAAP Financial Measures on page 27 for a definition of EBITDA and Adjusted EBITDA and a description of why we believe they are appropriate supplemental measures. Effective as of the quarter ended June 30, 2016, we changed our calculation of Adjusted EBITDA to no longer include adjustments for estimated percentage rent. Historically, when calculating Adjusted EBITDA, we estimated an amount of percentage rental income for each of the first three quarters of the year and then, in the fourth quarter, excluded the amounts that had been included in the first three quarters. In calculating net income in accordance with GAAP, we recognize percentage rental income for the full year in the fourth quarter, which is when all contingencies are met and the income is earned. Adjusted EBITDA for historical periods has been restated to be comparable with the current period calculation.

CALCULATION AND RECONCILIATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO

CALCULATION AND RECONCILIATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO [1] [2]

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Net income	$ 27,903	$ 39,233	$ 31,272	$ 9,544	$ 38,249	$ 98,409	$ 114,425
Depreciation and amortization expense	72,344	71,372	71,223	71,549	70,016	214,938	186,234
Gain on sale of properties	-	(4,061)	-	-	-	(4,061)	-
Impairment of assets from continuing operations	4,578	4,961	7,390	292	(98)	16,930	(98)
Impairment of assets from discontinued operations	-	-	-	-	-	-	602
FFO	104,825	111,505	109,885	81,385	108,167	326,216	301,163
Acquisition and certain other transaction related costs	824	180	439	337	742	1,443	6,517
Loss on distribution to common shareholders of RMR common stock [3]	-	-	-	38,437	-	-	-
Loss on early extinguishment of debt	84	-	6	425	21	90	1,469
Normalized FFO	$ 105,733	$ 111,685	$110,330	$ 120,584	$ 108,930	$ 327,749	$ 309,149
Weighted average common shares outstanding (basic)	237,347	237,325	237,315	237,313	237,263	237,329	231,454
Weighted average common shares outstanding (diluted)	237,396	237,363	237,329	237,320	237,293	237,369	231,486
Net income per common share (basic and diluted)	$ 0.12	$ 0.17	$ 0.13	$ 0.04	$ 0.16	$ 0.41	$ 0.49
FFO per common share (basic and diluted)	$ 0.44	$ 0.47	$ 0.46	$ 0.34	$ 0.46	$ 1.37	$ 1.30
Normalized FFO per common share (basic and diluted)	$ 0.45	$ 0.47	$ 0.46	$ 0.51	$ 0.46	$ 1.38	$ 1.34

(1) See Definitions of Certain Non-GAAP Financial Measures on page 27 for a definition of FFO and Normalized FFO, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Effective as of the quarter ended June 30, 2016, we changed our calculation of Normalized FFO to no longer include adjustments for estimated percentage rent. Historically, when calculating Normalized FFO, we estimated an amount of percentage rental income for each of the first three quarters of the year and then, in the fourth quarter, excluded the amounts that had been included in the first three quarters. In calculating net income in accordance with GAAP, we recognize percentage rental income for the full year in the fourth quarter, which is when all contingencies are met and the income is earned. Normalized FFO for historical periods has been restated to be comparable with the current period calculation.

(3) Amounts represent a non-cash loss recorded as a result of the closing price of RMR common stock being lower than our carrying amount per share on the day we distributed RMR common stock to our shareholders.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016

26

Senior Housing Properties Trust Supplemental Operating and Financial Data, September 30, 2016 D E F I N I T I O N S O F C E R T A I N N O N - G A A P F I N A N C I A L M E A S U R E S 27 NOI and Cash Basis NOI The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to our property level results of operations. We calculate NOI and Cash Basis NOI as shown on page 21. We define NOI as income from our real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because we record those amounts as depreciation and amortization. We define Cash Basis NOI as NOI excluding non- cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. We consider NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of our properties. We use NOI and Cash Basis NOI internally to evaluate individual and company wide property level performance, and we believe that NOI and Cash Basis NOI provide useful information to investors regarding our results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income or operating income as an indicator of our operating performance or as a measure of our liquidity. These measures should be considered in conjunction with net income and operating income as presented in our Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than we do. EBITDA and Adjusted EBITDA We calculate EBITDA and Adjusted EBITDA as shown on page 25. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our operating performance, along with net income and operating income. We believe that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with our past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or operating income as an indicator of operating performance or as a measure of our liquidity. These measures should be considered in conjunction with net income and operating income as presented in our Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than we do. FFO and Normalized FFO We calculate FFO and Normalized FFO as shown on page 26. FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to us. Our calculation of Normalized FFO differs from NAREIT's definition of FFO because we include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year, and we exclude acquisition and certain other transaction related costs such as legal and professional fees associated with our acquisition and disposition activities and gains and losses on early extinguishment of debt, if any. We consider FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income and operating income. We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our revolving credit facility and term loan agreements and our public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs and availability of cash to pay our obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or operating income as an indicator of our operating performance or as a measure of our liquidity. These measures should be considered in conjunction with net income and operating income as presented in our Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do. DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

Tenant: GN Hearing Care Corporation 48,911 Sq. Ft. Glenview, IL PORTFOLIO INFORMATION 28

PORTFOLIO SUMMARY BY PROPERTY MIX AND GEOGRAPHIC DIVERSIFICATION

PORTFOLIO SUMMARY BY PROPERTY MIX AND GEOGRAPHIC DIVERSIFICATION

Property Mix
(based on Q3 2016 NOI)(1)


Wellness Centers 3%
Independent Living 28%
MOBs 41%
Assisted Living 25%
SNFs 3%

Geographic Diversification
(based on 9/30/16 Gross Book Value of Real Estate Assets)(2)


NY 3%
VA 3%
NC 3%
WI 4%
MD 4%
32 Other States + D.C. 37%
GA 5%
TX 7%
FL 10%
CA 10%
MA 14%

(1) See Page 21 for the calculation of consolidated NOI and a reconciliation of that amount to net income determined in accordance with GAAP.
(2) Gross book value of real estate assets is real estate properties at cost, before depreciation and purchase price allocations, less impairment writedowns, if any. Excludes gross book value of real estate assets for one MOB (one building) and one senior living community classified as held for sale as of September 30, 2016 totaling approximately $3.6 million, which are included in other assets in our condensed consolidated balance sheets.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016
29

Senior Housing Properties Trust Supplemental Operating and Financial Data, September 30, 2016 P O R T F O L I O S U M M A R Y B Y P R O P E R T Y T Y P E A N D T E N A N T 30 Number of Investment Number of Units / Beds Carrying Value of % of Total per Unit / Bed % of Q3 2016 Properties or Square Feet Investment (1) Investment or Square Foot (2) Q3 2016 NOI (3) Total NOI (3) Property Type: Independent living (4) 68 16,441 2,264,237$ 29.6% 137,719$ 46,100$ 28.7% Assisted living (4) 195 14,319 1,977,679 25.8% 138,116$ 39,959 24.9% Skilled nursing facilities (4) 39 4,131 182,999 2.4% 44,299$ 4,213 2.6% Subtotal senior living communities 302 34,891 4,424,915 57.8% 126,821$ 90,272 56.2% MOBs (5) 119 11,400,789 sq. ft. 3,062,987 39.9% 269$ 65,835 41.0% Wellness centers 10 812,000 sq. ft. 180,017 2.3% 222$ 4,579 2.8% Total 431 7,667,919$ 100.0% 160,686$ 100.0% Tenant / Operator / Managed Properties: Five Star 183 20,061 2,270,664$ 29.7% 113,188$ 50,336$ 31.5% Sunrise Senior Living / Marriott (6) 4 1,619 126,326 1.6% 78,027$ 3,132 1.9% Brookdale Senior Living 18 894 64,766 0.8% 72,445$ 1,813 1.1% 11 private senior living companies (combined) 29 3,520 506,246 6.6% 143,820$ 11,274 6.9% Subtotal triple net leased senior living communities 234 26,094 2,968,002 38.7% 113,743$ 66,555 41.4% Managed senior living communities (7) 68 8,797 1,456,913 19.1% 165,615$ 23,717 14.8% Subtotal senior living communities 302 34,891 4,424,915 57.8% 126,821$ 90,272 56.2% MOBs (5) 119 11,400,789 sq. ft. 3,062,987 39.9% 269$ 65,835 41.0% Wellness centers 10 812,000 sq. ft. 180,017 2.3% 222$ 4,579 2.8% Total 431 7,667,919$ 100.0% 160,686$ 100.0% (1) (2) (3) (4) (5) (6) Marriott International, Inc., or Marriott, guarantees the lessee's obligations under these leases. (7) These senior living communities are managed by Five Star and another third party private operator for our account and include properties leased to our TRSs. (dollars in thousands, except investment per unit / bed or square foot) These 119 MOB properties are comprised of 145 buildings. Our MOB leases include some triple net leases where, in addition to paying fixed rents, the tenants assume the obligation to operate and maintain the properties at their expense, and some net and modified gross leases where we are responsible for the operation and maintenance of the properties, and we charge tenants for some or all of the property operating costs. A small percentage of our MOB leases are so-called "full-service" leases where we receive fixed rent from our tenants and no reimbursement for our property operating costs. Amounts are before depreciation, but after impairment write downs, if any. Amounts exclude gross book value of real estate assets for one MOB (one building) and one senior living community classified as held for sale as of September 30, 2016 totaling approximately $3.6 million, which are included in other assets in our condensed consolidated balance sheets. As of September 30, 2016 PORTFOLIO SUMMARY BY PROPERTY TYPE AND TENANT See page 21 for the calculation of consolidated NOI and a reconciliation of that amount to net income determined in accordance with GAAP. Excludes NOI from properties that were sold or earned from properties prior to the transfer of operations to one of our taxable REIT subsidiaries, or TRSs, during the period presented. Senior living communities are categorized by the type of living units or beds which constitute a majority of the living units or beds at the community. Represents investment carrying value divided by the number of living units, beds or rentable square feet at September 30, 2016.

Senior Housing Properties Trust Supplemental Operating and Financial Data, September 30, 2016 O C C U P A N C Y B Y P R O P E R T Y T Y P E A N D T E N A N T 31 6/30/2016 3/31/2016 12/31/2015 9/30/2015 6/30/2015 Property Type: Independent living 86.9% 87.1% 87.3% 87.4% 87.6% Assisted living 86.6% 86.8% 86.9% 87.0% 87.1% Skilled nursing facilities 78.7% 78.6% 78.7% 79.1% 79.4% Weighted average occupancy senior living communities 85.8% 86.0% 86.1% 86.2% 86.4% MOBs (3) 95.9% 95.8% 96.4% 96.0% 96.4% Wellness centers 100.0% 100.0% 100.0% 100.0% 100.0% Tenant / Managed Properties: Five Star 84.2% 84.4% 84.5% 84.8% 84.9% Sunrise Senior Living / Marriott (4) 90.3% 90.3% 90.6% 91.4% 92.2% Brookdale Senior Living 86.6% 87.9% 89.3% 90.9% 92.5% 11 private senior living companies (combined) 88.4% 88.1% 87.6% 87.2% 86.1% Weighted average occupancy triple net leased senior living communities 85.3% 85.4% 85.4% 85.6% 85.8% Managed senior living communities (5) 87.5% 87.8% 88.1% 88.2% 88.4% Weighted average occupancy senior living communities 85.8% 86.0% 86.1% 86.2% 86.4% MOBs (3) 95.9% 95.8% 96.4% 96.0% 96.4% Wellness centers 100.0% 100.0% 100.0% 100.0% 100.0% (1) Excludes operating data from properties that were sold during the periods presented. (2) Operating data for multi-tenant MOBs are presented as of the end of the period shown; operating data for other tenants are presented for the 12 month period ended on the dates shown, or the most recent prior 12 month period for which tenant and manager operating results are available to us. (3) MOB occupancy data is as of quarter end and includes (i) space being fitted out for occupancy pursuant to existing leases and (ii) space which is leased but is not occupied or is being offered for sublease by tenants. MOB occupancy as of September 30, 2016 was 95.9% . (4) Marriott guarantees the lessee's obligations under these leases. (5) All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods. We report our operating data one quarter in arrears as this is the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified tenant operating data. Excludes historical data for periods prior to our ownership of certain properties. For the Twelve Months Ended (2) OCCUPANCY BY PROPERTY TYPE AND TENANT (1) These senior living communities are managed by Five Star and another third party private operator and include properties leased to our TRSs. Occupancy for the 12 month period ended or, if shorter, from the date of acquisition through September 30, 2016, was 87.3% .

Senior Housing Properties Trust Supplemental Operating and Financial Data, September 30, 2016 R E N T C O V E R A G E B Y T E N A N T (TRIPLE NET LEASED SENIO R L I V I N G C O M M U N I T I E S A N D W E L L N E S S C E N T E R S ) 32 6/30/2016 3/31/2016 12/31/2015 9/30/2015 6/30/2015 Five Star 1.23x 1.22x 1.23x 1.23x 1.22x Sunrise Senior Living / Marriott (2) 1.94x 1.93x 1.94x 1.98x 1.98x Brookdale Senior Living 2.71x 2.76x 2.81x 2.77x 2.71x 11 private senior living companies (combined) 1.25x 1.29x 1.35x 1.46x 1.70x Weighted average rent coverage senior living communities 1.33x 1.33x 1.34x 1.35x 1.36x Wellness centers 2.03x 1.90x 1.91x 1.93x 1.94x Total 1.37x 1.37x 1.38x 1.39x 1.40x (1) (2) Marriott guarantees the lessee's obligations under these leases. All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods. We report our operating data one quarter in arrears as this is the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified tenant operating data. Excludes historical data for periods prior to our ownership of certain properties. Rent coverage is calculated as operating cash flows from our tenants' facility operations, before subordinated charges, if any, divided by rent payable to us. Excludes operating data from properties that were sold during the periods presented. Tenant RENT COVERAGE BY TENANT (TRIPLE NET LEASED SENIOR LIVING COMMUNITIES AND WELLNESS CENTERS) (1) For the Twelve Months Ended

TRIPLE NET LEASED SENIOR LIVING COMMUNITIES SEGMENT AND SAME PROPERTY – RESULTS OF OPERATIONS

TRIPLE NET LEASED SENIOR LIVING COMMUNITIES SEGMENT - RESULTS OF OPERATIONS (1)

(dollars in thousands)

	As of and For the Three Months Ended September 30,				As of and For the Nine Months Ended September 30,			
	2016		2015		2016		2015	
Number of Properties		234		232		234		232
Number of Units		26,094		26,231		26,094		26,231
Occupancy (2)		85.3%		85.8%		85.3%		85.8%
Rent Coverage (2)		1.33x		1.36x		1.33x		1.36x
Rental Income	$	66,520	$	64,222	$	198,269	$	180,820
NOI (3)	$	66,473	$	64,222	$	197,436	$	180,820
Cash Basis NOI (3)	$	65,608	$	62,849	$	194,252	$	178,145
NOI % change		3.5%				9.2%		
Cash Basis NOI % change		4.4%				9.0%		

TRIPLE NET LEASED SENIOR LIVING COMMUNITIES SAME PROPERTY - RESULTS OF OPERATIONS (1)

(dollars in thousands)

	As of and For the Three Months Ended September 30,				As of and For the Nine Months Ended September 30,			
	2016 (4)		2015 (4)		2016 (5)		2015 (5)	
Number of Properties		226		226		209		209
Number of Units		25,465		25,465		23,509		23,509
Occupancy (2)		85.2%		85.8%		84.6%		85.7%
Rent Coverage (2)		1.33x		1.36x		1.35x		1.36x
Rental Income	$	64,038	$	63,241	$	167,054	$	165,068
NOI (3)	$	64,038	$	63,241	$	167,054	$	165,068
Cash Basis NOI (3)	$	63,090	$	61,902	$	166,779	$	164,320
NOI % change		1.3%				1.2%		
Cash Basis NOI % change		1.9%				1.5%		

(1) Includes independent and assisted living communities and SNFs.
(2) All tenant operating data presented are based upon the operating results provided by our tenants for the 12 months ended June 30, 2016 and 2015 or for the most recent prior period for which tenant operating results are available to us. Rent coverage is calculated as operating cash flows from our triple net leased tenants' operations, before subordinated charges, if any, divided by triple net lease minimum rents payable to us. We have not independently verified tenant operating data. Excludes historical data for periods prior to our ownership of certain properties as well as for properties sold during the periods presented.
(3) See page 21 for the calculation of NOI and a reconciliation of that amount to net income determined in accordance with GAAP, and pages 23-24 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.
(4) Consists of triple net leased senior living communities owned continuously since July 1, 2015.
(5) Consists of triple net leased senior living communities owned continuously since January 1, 2015.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016
33

MANAGED SENIOR LIVING COMMUNITIES SEGMENT AND SAME PROPERTY – RESULTS OF OPERATIONS

MANAGED SENIOR LIVING COMMUNITIES SEGMENT - RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended September 30,		As of and For the Nine Months Ended September 30,	
	2016	2015	2016	2015
Number of Properties (1)	68	65	68	65
Number of Units (1)	8,797	8,606	8,797	8,606
Occupancy	86.7%	87.7%	87.2%	87.8%
Average Monthly Rate	$ 4,208	$ 4,161	$ 4,251	$ 4,224
Average Monthly Rate % Growth	1.1%	--	0.6%	--
Residents Fees and Services	$ 98,480	$ 96,412	$ 292,803	$ 271,061
Property Operating Expenses	(74,763)	(71,983)	(218,582)	(204,178)
NOI (2)	$ 23,717	$ 24,429	$ 74,221	$ 66,883
NOI Margin % (3)	24.1%	25.3%	25.3%	24.7%
NOI % Change	(2.9%)		11.0%	

MANAGED SENIOR LIVING COMMUNITIES SAME PROPERTY - RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended September 30,		As of and For the Nine Months Ended September 30,	
	2016 (4)	2015 (4)	2016 (5)	2015 (5)
Number of Properties	65	65	46	46
Number of Units	8,496	8,496	7,217	7,217
Occupancy	87.2%	87.8%	86.9%	87.4%
Average Monthly Rate	$ 4,229	$ 4,171	$ 4,340	$ 4,279
Average Monthly Rate % Growth	1.4%	--	1.4%	--
Residents Fees and Services	$ 96,415	$ 96,206	$ 248,621	$ 248,223
Property Operating Expenses	(72,381)	(71,465)	(185,972)	(187,214)
NOI (2)	$ 24,034	$ 24,741	$ 62,649	$ 61,009
NOI Margin % (3)	24.9%	25.7%	25.2%	24.6%
NOI % Change	(2.9%)		2.7%	

(1) Includes only those managed senior living communities owned and managed for our account during the periods presented.
(2) See page 21 for the calculation of NOI and a reconciliation of that amount to net income determined in accordance with GAAP, and pages 23-24 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.
(3) NOI margin % is defined as NOI as a percentage of residents fees and services.
(4) Consists of managed senior living communities owned and managed for our account continuously since July 1, 2015 and excludes communities classified as held for sale.
(5) Consists of managed senior living communities owned and managed for our account continuously since January 1, 2015 and excludes communities classified as held for sale.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016
34

MOB PORTFOLIO SEGMENT AND SAME PROPERTY - RESULTS OF OPERATIONS

MOB PORTFOLIO SEGMENT - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended September 30,		As of and For the Nine Months Ended September 30,	
	2016	2015	2016	2015
Number of Properties	119	121	119	121
Number of Buildings	145	145	145	145
Square Feet [(1)]	11,401	11,315	11,401	11,315
Occupancy [(2)]	95.9%	96.0%	95.9%	96.0%
Rental Income [(3)]	$ 94,404	$ 90,072	$ 278,964	$ 265,664
NOI [(4)]	$ 65,867	$ 65,128	$ 199,603	$ 193,529
Cash Basis NOI [(4)]	$ 61,197	$ 60,122	$ 185,333	$ 178,868
NOI Margin % [(5)]	69.8%	72.3%	71.6%	72.8%
Cash Basis NOI Margin % [(6)]	68.0%	70.5%	69.9%	71.2%
NOI % Change	1.1%		3.1%	
Cash Basis NOI % Change	1.8%		3.6%	

MOB PORTFOLIO SAME PROPERTY - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended September 30,		As of and For the Nine Months Ended September 30,	
	2016 [(7)]	2015 [(7)]	2016 [(8)]	2015 [(8)]
Number of Properties	116	116	93	93
Number of Buildings	140	140	117	117
Square Feet [(1)]	11,041	11,040	8,872	8,870
Occupancy [(2)]	96.3%	96.0%	95.4%	95.0%
Rental Income [(3)]	$ 91,536	$ 88,918	$ 240,441	$ 234,791
NOI [(4)]	$ 63,721	$ 64,135	$ 168,538	$ 167,348
Cash Basis NOI [(4)]	$ 59,371	$ 59,257	$ 156,825	$ 155,018
NOI Margin % [(5)]	69.6%	72.1%	70.1%	71.3%
Cash Basis NOI Margin % [(6)]	67.9%	70.3%	68.4%	69.6%
NOI % Change	(0.6%)		0.7%	
Cash Basis NOI % Change	0.2%		1.2%	

(1) Prior periods exclude space remeasurements made subsequent to those periods.
(2) Occupancy includes (i) space being fitted out for occupancy pursuant to existing leases and (ii) space which is leased but is not occupied or is being offered for sublease by tenants.
(3) Includes some triple net lease rental income.
(4) See page 21 for the calculation of NOI and a reconciliation of that amount to net income determined in accordance with GAAP, and pages 23-24 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.
(5) NOI margin % is defined as NOI as a percentage of rental income.
(6) Cash basis NOI margin % is defined as cash basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, lease value amortization and lease termination fee amortization, if any.
(7) Consists of MOBs owned continuously since July 1, 2015 and excludes properties classified as held for sale.
(8) Consists of MOBs owned continuously since January 1, 2015 and excludes properties classified as held for sale.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016

35

MOB LEASING SUMMARY

MOB LEASING SUMMARY

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and For the Three Months Ended				
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Properties	119	123	122	121	121
Buildings	145	149	148	145	145
Total sq. ft. (1)	11,401	11,610	11,444	11,316	11,315
Occupancy (2)	95.9%	95.9%	95.8%	96.4%	96.0%
Leasing Activity (sq. ft.):					
New leases	54	46	34	115	10
Renewals	139	137	309	99	144
Total	193	183	343	214	154
Rent Rate on New and Renewed Leases					
New leases	$ 30.42	$ 32.62	$ 27.59	$ 27.72	$ 26.49
Renewals	$ 37.42	$ 32.12	$ 14.00	$ 20.34	$ 23.02
Average net annual rent	$ 35.48	$ 32.24	$ 15.34	$ 24.31	$ 23.24
Leasing Costs and Concession Commitments (3):					
New leases	$ 2,261	$ 1,441	$ 804	$ 9,021	$ 537
Renewals	2,709	1,692	2,058	1,266	2,290
Total	$ 4,970	$ 3,133	$ 2,862	$ 10,287	$ 2,827
Leasing Costs and Concession Commitments per Sq. Ft. (3):					
New leases	$ 42.26	$ 31.14	$ 23.78	$ 78.25	$ 55.90
Renewals	$ 19.53	$ 12.39	$ 6.66	$ 12.79	$ 15.89
All new and renewed leases	$ 25.85	$ 17.13	$ 8.35	$ 48.02	$ 18.40
Weighted Average Lease Term (years) (4):					
New leases	7.6	5.8	5.0	13.4	9.6
Renewals	6.8	5.3	6.5	7.0	6.1
All new and renewed leases	7.0	5.4	6.2	10.9	6.3
Leasing Costs and Concession Commitments per Sq. Ft. per Year (3):					
New leases	$ 5.56	$ 5.40	$ 4.80	$ 5.84	$ 5.84
Renewals	$ 2.89	$ 2.33	$ 1.03	$ 1.83	$ 2.61
All new and renewed leases	$ 3.72	$ 3.15	$ 1.34	$ 4.40	$ 2.90

(1) Sq. ft. measurements are subject to modest changes when space is re-measured or re-configured for new tenants.
(2) Occupancy includes (i) space being fitted out for occupancy pursuant to existing leases and (ii) space which is leased but is not occupied or is being offered for sublease by tenants.
(3) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.
(4) Weighted based on annualized rental income pursuant to existing leases as of September 30, 2016, including straight line rent adjustments and estimated recurring expense reimbursements and excluding lease value amortization.

The above leasing summary is based on leases entered into during the periods indicated.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016
36

TENANTS REPRESENTING 1% OR MORE OF TOTAL RENT

TENANTS REPRESENTING 1% OR MORE OF TOTAL RENT

(dollars in thousands)

As of September 30, 2016

	Tenant	Facility Type	Annualized Rental Income [(1)]	% of Annualized Rental Income [(1)]	Expiration
1	Five Star	Senior living	$ 206,982	27.4%	2024 - 2032
2	Vertex Pharmaceuticals, Inc.	MOB	92,096	12.2%	2028
3	Aurora Health Care, Inc.	MOB	16,896	2.2%	2024
4	Sunrise Senior Living, Inc. / Marriott	Senior living	14,769	2.0%	2018
5	Pacifica Senior Living	Senior living	13,424	1.8%	2023
6	Cedars-Sinai Medical Center	MOB	12,986	1.7%	2016 - 2025
7	Life Time Fitness, Inc.	Wellness center	10,550	1.4%	2028
8	The Scripps Research Institute	MOB	10,158	1.3%	2019
9	Brookdale Senior Living, Inc.	Senior living	9,039	1.2%	2032
10	Medtronic, Inc.	MOB	8,057	1.1%	2017 - 2020
11	HCA Holdings, Inc.	MOB	8,024	1.1%	2018 - 2025
12	Reliant Medical Group, Inc.	MOB	7,661	1.0%	2019
13	Nanotherapeutics, Inc.	MOB	7,384	1.0%	2031
14	Starmark Holdings, LLC	Wellness Center	7,546	1.0%	2023
	All Other Tenants [(2)]		329,881	43.6%	2016 - 2035
	Total Tenants		$ 755,453	100.0%	

(1) Annualized rental income is based on rents pursuant to existing leases as of September 30, 2016. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases and excludes lease value amortization at certain of the MOBs and wellness centers.

(2) Includes NOI (three months ended September 30, 2016, annualized) from our managed senior living communities.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016

37

PORTFOLIO LEASE EXPIRATION SCHEDULE

PORTFOLIO LEASE EXPIRATION SCHEDULE

(dollars in thousands)
As of September 30, 2016

Year	Senior Living Communities [2]	MOBs	Wellness Centers	Total	Percent of Total Annualized Rental Income Expiring	Cumulative Percentage of Annualized Rental Income Expiring
	Annualized Rental Income [1]					
2016	$ -	$ 8,779	$ -	$ 8,779	1.2%	1.2%
2017	-	26,156	-	26,156	3.5%	4.7%
2018	14,769	25,070	-	39,839	5.3%	10.0%
2019	590	39,695	-	40,285	5.3%	15.3%
2020	-	30,970	-	30,970	4.1%	19.4%
2021	1,424	15,423	-	16,847	2.2%	21.6%
2022	-	14,991	-	14,991	2.0%	23.6%
2023	13,424	10,626	7,546	31,596	4.2%	27.8%
2024	68,706	36,487	-	105,193	13.9%	41.7%
Thereafter [3]	272,377	157,870	10,550	440,797	58.3%	100.0%
Total	$ 371,290	$ 366,067	$ 18,096	$ 755,453	100.0%	

Average remaining lease term for all properties (weighted by annualized rental income): 9.6 years

	Number of Living Units / Beds or Square Feet with Leases Expiring							
	Living Units / Beds			Square Feet				
Year	Senior Living Communities (Units / Beds) [2]	Percent of Total Living Units / Beds Expiring	Cumulative Percentage of Total Living Units / Beds Expiring	MOBs (Square Feet)	Wellness Centers (Square Feet)	Total Square Feet	Percent of Total Square Feet Expiring	Cumulative Percentage of Total Square Feet Expiring
2016	-	0.0%	0.0%	228,347	-	228,347	1.9%	1.9%
2017	-	0.0%	0.0%	942,781	-	942,781	8.0%	9.9%
2018	1,619	4.6%	4.6%	848,001	-	848,001	7.2%	17.1%
2019	175	0.5%	5.1%	1,271,794	-	1,271,794	10.8%	27.9%
2020	-	0.0%	5.1%	1,433,002	-	1,433,002	12.2%	40.1%
2021	361	1.0%	6.1%	467,156	-	467,156	4.0%	44.1%
2022	-	0.0%	6.1%	579,302	-	579,302	4.9%	49.0%
2023	644	1.8%	7.9%	749,779	354,000	1,103,779	9.4%	58.4%
2024	6,561	18.8%	26.7%	1,393,641	-	1,393,641	11.9%	70.3%
Thereafter [3]	25,531	73.3%	100.0%	3,015,490	458,000	3,473,490	29.7%	100.0%
Total	34,891	100.0%		10,929,293	812,000	11,741,293	100.0%	

(1) Annualized rental income is based on rents pursuant to existing leases as of September 30, 2016. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases; excludes lease value amortization at certain of our MOBs and wellness centers; and includes NOI (three months ended September 30, 2016, annualized) from our managed senior living communities.

(2) Includes leased and managed independent living communities, assisted living communities, continuing care retirement communities and SNFs. Includes NOI (three months ended September 30, 2016, annualized) from our managed senior living communities.

(3) Includes 8,797 living units leased to our TRSs.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2016
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